EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 29, 2008, between Cell Therapeutics, Inc., a Washington corporation (the “Company”), and Midsummer Investment, Ltd., a Bermuda corporation (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act. With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York and/or the Trading Market are authorized or required by law or other governmental action to close.

“Closing Date” means the date commencing on the fourth Trading Day following Purchaser’s receipt of a Commencement Notice (which day shall also be the first Trading Day of the subsequent Pricing Period absent receipt by the Purchaser prior to that date of a Suspension Notice suspending the issuance of securities under this Agreement) and each third Trading Day thereafter until the earliest of (a) the date set forth in a Suspension Notice delivered to the Purchaser by the Company, (b) the date that the Purchaser has exercised the Warrant for an aggregate exercise price of $12 million of Warrant Shares, (c) the day before the date on which the indicated additional exercise of the Warrant by the Purchaser pursuant to this Agreement would (if not limited by Section 3(b) of the

Warrant) result in the issuance of an aggregate number of Warrant Shares that would exceed 19.9% of the number of shares of Common Stock issued and outstanding on the date the Warrant is issued or (d) the date that this agreement is terminated pursuant to Section 5.1. Notwithstanding anything to the contrary herein, the first Closing Date shall not be prior to August 4, 2008.

“Closings” means the closings of the issuance of the Warrant Shares pursuant to the exercise of the Warrant as set forth in Section 2.1.

“Commencement Notice” means a notice in the form attached hereto as Exhibit A signed by the Company and delivered to the Purchaser not less than one Trading Day prior to the start of the Pricing Period identified in such Commencement Notice.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof, pursuant to the terms of such securities, to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Heller Ehrman LLP, with offices located at 333 Bush Street, San Francisco, California 94104.

“CONSOB” means the Commissione Nazionale per le Società e la Borsa.

“Daily Share Amount” means, as to a Trading Day within a Pricing Period, the lesser of (a) 15% of the total Trading Volume on such Trading Day and (b) 20% of the total Trading Volume on the Trading Day immediately prior to the Trading Day in question.

“Daily Warrant Exercise Price Allocation” means, for each Trading Day of a Pricing Period, the aggregate purchase price expressed in U.S. dollars determined by the product of (i) the Daily Share Amount applicable to such Trading Day and (ii) the Per Share Exercise Price on such Trading Day, subject to adjustment pursuant to Section 2.1(b) of this Agreement.

“Daily Warrant Exercise Share Allocation” means, for each Trading Day of a Pricing Period, the Daily Share Amount applicable to such Trading Day, subject to adjustment pursuant to Section 2.1(b) of this Agreement.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock issued on exercise or conversion of any Common Stock Equivalent of the Company issued and outstanding as of the date of the first Closing, (c) shares of Common Stock issued pursuant to the Step-Up Equity Financing Agreement between the Company and Société Générale dated June 21, 2006, as amended, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FWS” means Feldman Weinstein & Smith LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.

“Indemnified Party” shall have the meaning ascribed to such term in Section 4.13(c).

“Indemnifying Party” shall have the meaning ascribed to such term in Section 4.13(c).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Losses” shall have the meaning ascribed to such term in Section 4.13(a).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Warrant Exercise Amount” means the maximum number of Warrant Shares that shall be allocated toward the exercise of the Warrant pursuant to Section 2.1(b) for any given Trading Day during the applicable Pricing Period as provided in writing to the Purchaser prior to such Pricing Period.

“Minimum Price” means the minimum Per Share Exercise Price below which the Daily Warrant Exercise Price Allocation and Daily Warrant Exercise Share Allocation for any given trading day shall not be included in the calculation determining the Warrant Exercise Amount and aggregate warrant exercise price for the applicable Pricing Period as provided in writing to the Purchaser prior to such Pricing Period.

“MTA” means the stock exchange in Milan, Italy on which the Company’s Common Stock is traded.

“Nasdaq Market” means any trading market operated by NASDAQ on which the Company’s Common Stock may be traded, including but not limited to the Nasdaq Global Market and Nasdaq Capital Market.

“Notice of Exercise” shall mean the written notice of exercise to the Warrant as attached to the Warrant.

“Per Share Exercise Price” equals 85% of the VWAP on the date in question.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pricing Period” means the three Trading Days immediately prior to the applicable Closing Date.

“Proceeding” means an action, claim, suit, investigation or proceeding.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to the Purchaser in connection with the issuance of the Warrant.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Registration Statement” means the effective registration statement with Commission file No. 333-149982 which registers the sale of the Warrant and the Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Suspension Notice” means a notice in the form attached hereto as Exhibit B signed by the Company and delivered to Purchaser not less than three Trading Days prior to the date specified in such Suspension Notice as the final Closing Date prior to suspension of exercise of the Warrant.

“Trading Day” means a day on which the MTA is open for trading.

“Trading Volume” means, for any date, the daily trading volume (block trades excluded) of the Company’s Common Stock on the Trading Market (such amount can be found on Bloomberg L.P. on page CTIC IM Equity AQR; provided that a comparable publication may be reference in the event that Bloomberg L.P. ceases publication of such statistic during the term of this Agreement).

“Trading Market” means the MTA managed by Borsa Italiana S.p.A.

“Transaction Documents” means this Agreement, the Warrant and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Investor Services, LLC, the current transfer agent of the Company, with a mailing address of 655 Montgomery Street, Suite 830, San Francisco, California 94111 and a facsimile number of 415-677-5014, and any successor transfer agent of the Company.

“VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date on the Trading Market as reported by Bloomberg L.P., excluding block trades (such volume-weighted average price can be found on Bloomberg L.P. page CTIC IM Equity AQR; provided that a comparable publication may be referenced in the event that Bloomberg L.P. ceases publication of such price during the term of this Agreement). The VWAP shall be converted to USD based on the exchange rate taken from Bloomberg L.P. utilizing the EUR Currency function at 4:00 P.M. ET on such day.

“Warrant” means a warrant to purchase Common Stock in the form attached hereto as Exhibit A, to be registered pursuant to the Registration Statement and issued to the Purchaser as of the date of this Agreement.

“Warrant Shares” means the shares of Common Stock issuable from time to time upon exercise of the Warrant.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing Procedures.

(a) The Company shall issue a Commencement Notice to Purchaser on or before the Trading Day immediately prior to a Pricing Period (but not more than three Trading Days prior to any Pricing Period unless the Company gives continuous notice in such Commencement Notice such that subsequent Pricing Periods may follow the initial Pricing Period set forth in the Commencement Notice until the Company delivers a Suspension Notice to the Purchaser). Such Commencement Notice shall include whether there shall be a Minimum Price and/or a Maximum Warrant Exercise Amount as to the applicable Pricing Period. It is hereby deemed that the Company has issued a Commencement Notice to Purchaser on July 29, 2008 in connection with the execution of this Purchase Agreement, looking to a first Closing Date on August 4, 2008 (which day shall also be the first Trading Day of the subsequent Pricing Period). Such Commencement Notice shall be deemed a continuous notice, as contemplated above, and shall be deemed not to include any Minimum Price or Maximum Warrant Exercise Amount.

(b) The number of Warrant Shares that shall be issued to the Purchaser on exercise of the Warrant on a Closing Date shall be equal to the sum of the Daily Warrant Exercise Share Allocations for each Trading Day within the Pricing Period and the aggregate exercise price for such Warrant Shares shall be the sum of the Daily Warrant Exercise Price Allocations for each Trading Day within the Pricing Period, subject in each case to the following adjustments:

(i) If the Per Share Exercise Price on a given Trading Day is less than the Minimum Price, then the Daily Warrant Exercise Share Allocation and the Daily Warrant Exercise Price Allocation for such Trading Day shall each be zero;

(ii) If the Daily Share Amount on a given Trading Day is greater than the Maximum Warrant Exercise Amount, then the Daily Warrant Exercise Share Allocation for such Trading Day shall be the Maximum Warrant Exercise Amount for such Trading Day; and

(iii) if during any Trading Day during the Pricing Period trading of the Common Stock on the Trading Market is suspended for more than 3 hours, in the aggregate, or if any Trading Day during the Pricing Period is shortened because of a public holiday, then, the Daily Warrant Exercise Allocation and Daily Warrant Exercise Price Allocation for such Trading Day shall be zero.

(c) By 9:30 a.m. ET on the applicable Closing Date, subject to the aforementioned adjustments, the Purchaser shall provide the Notice of Exercise to the Company setting forth the number of Warrant Shares to be issued on exercise of the Warrant and the calculation of the aggregate exercise price which notice shall calculated as set forth above and be deemed final absent manifest error. On each Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue, and the Purchaser agrees to purchase by exercise of the Warrant, the number of Warrant Shares as determined pursuant to Section 2.1(b). The Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to its total exercise price as determined pursuant to Section 2.1(b), and the Company shall deliver to the Purchaser the Warrant Shares for which the Warrant was exercised at such Closing via the Depository Trust Company Deposit Withdrawal Agent Commission System. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of FWS or such other location as the parties shall mutually agree. Time is of the essence and delivery of the Warrant Shares on the applicable Closing Date is a material obligation of the Company.

(d) For purposes of clarification, a sample Closing calculation is attached hereto as Annex A.

(e) On or before the fourth Trading Day prior to a Closing Date, the Company may deliver to Purchaser a Suspension Notice setting forth the date on which the Suspension Notice shall become effective, which date shall be the final Closing Date on which Warrant Shares may be issued to the Purchaser under the then-effective Commencement Notice. At any time thereafter, the Company may issue an additional Commencement Notice to effect additional offerings pursuant to Section 2.1(a) above; provided that this Agreement has not been previously terminated.

(f) Notwithstanding anything herein to the contrary, if the Common Stock no longer trades on the Trading Market, the Purchaser shall have the right to elect to continue the effectiveness of this Agreement by substituting any other market where the Common Stock is publicly traded, including the Nasdaq Global Market or the Nasdaq Capital Market, for the Trading Market where applicable in this Agreement. Such determination shall be in the sole discretion of the Purchaser.

2.2 Deliveries.

(a) On or prior to the applicable Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) as to the first Closing Date only, this Agreement duly executed by the Company;

(ii) as to the first Closing Date only, unless reasonably requested in writing by the Purchaser as to future Closings, a legal opinion of Company Counsel, substantially in the form of Exhibit B attached hereto;

(iii) as to the first Closing only, the Warrant;

(iv) an opinion of Company’s Italian legal counsel that the Warrant Shares issued at such Closing may be resold on the Trading Market immediately without restrictions or limitations and in compliance with all applicable law, rules and regulations;

(v) the Warrant Shares for which the Warrant is exercised at such Closing; provided that such Warrant Shares shall be delivered to the Depository Trust Company account designated in writing by such Purchaser via the Depository Trust Company Deposit Withdrawal Agent Commission System;

(vi) a certificate, dated as of the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (A) each of the condition set forth in Section 2.3(b) are satisfied as of such Closing Date, (B) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; (C) they are not aware of any facts or circumstances relating to the Company or the Warrant Shares that would, if publicly known, have a material effect on the trading price of the Common Stock, nor do they know of any circumstance or event that is reasonably likely to occur in ten days following such date (including, without limitation, the Company’s receipt of clinical trial result or communications from a regulatory agency) that, if publicly announced, could reasonably be expected to have a material effect on the trading price of the Common Stock; and (D) they have carefully examined the Registration Statement, the Prospectus and the Prospectus Supplement and, in their opinion, the Registration Statement, Prospectus and Prospectus Supplement, as of such date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no event has occurred since the applicable effective date that should have been set forth in a supplement or amendment to the Registration Statement or Prospectus;

(vii) as to the first Closing Date and thereafter upon written request of the Purchaser, the Purchaser shall have received a letter from Stonefield Josephson, Inc., independent auditors of the Company, addressed to the Purchaser, dated as of the first Closing Date or the date of a request, in form and substance satisfactory to the Purchaser, confirming that Stonefield Josephson, Inc. is an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission; stating that in its opinion the financial statements and schedules examined by it and included or incorporated by reference in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Securities Act and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information included or incorporated by reference in the Registration Statement; and

(viii) with respect to the first Closing, the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act) disclosing the Warrant and the maximum aggregate Purchase Price for which such Warrant may be exercised.

(b) On or prior to the applicable Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) as to the first Closing only, this Agreement duly executed by the Purchaser;

(ii) a Notice of Exercise applicable to such Closing; and

(iii) the Purchaser’s aggregate Per Share Exercise Price applicable to such Closing by wire transfer to the account as specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on such Closing Date of the representations and warranties of the Purchaser contained herein; provided, however, that any representation and warranty that specifies that it is made as of a date other than such Closing Date shall have been accurate in all material respects as of the date so specified;

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to such Closing Date shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained herein; provided, however, that any representation and warranty that specifies that it is made as of a date other than such Closing Date shall have been accurate in all material respects as of the date so specified;

(ii) the Company shall have filed with the Commission any Prospectus Supplement required to be filed with the Commission pursuant to Section 4.8;

(iii) all obligations, covenants and agreements of the Company required to be performed at or prior such Closing Date shall have been performed;

(iv) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(v) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vi) the Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the prospectus or any related free writing prospectus shall have been issued, and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the prospectus or otherwise shall have been complied with;

(vii) the Warrant Shares issued at such Closing may be immediately sold by the Purchaser on the Trading Market without restrictions or limitations of any kind and such sales shall be in compliance with all applicable laws, rules and regulations of any applicable jurisdiction;

(viii) from the date hereof to such Closing Date, trading in the Common Stock shall not have been suspended by CONSOB or the Commission or the Company’s principal Trading Market or the Nasdaq Market on which the Company’s Common Stock is then listed (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated at least three Trading Days’ prior to such Closing); provided, however, that the transfer of the listing of the Common Stock from one Nasdaq Market to another Nasdaq Market shall not be deemed to be a suspension; and, at any time prior to the such Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Trading Market or the relevant Nasdaq Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to exercise the Warrant for the purchase of Warrant Shares at such Closing;

(ix) the Registration Statement, as of such Closing Date, and the prospectus therein, shall not have and shall not contain any untrue statement of a material fact and that shall not have and shall not omit to state a material fact required, in the case of the Registration Statement only, to be stated therein, or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading;

(x) the Company shall have duly and timely honored all Notices of Exercise previously delivered to the Company;

(xi) the issuance of the Warrant Shares shall not violate Section 2(d) of the Warrant;

(xii) the Purchaser is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information; and

(xiii) no Take-Over Bid shall have been announced and not withdrawn, and the Company shall not be aware of any proposed Take-Over Bid. “Take-Over Bid” means any offer, proposal or other indication of interest regarding any of the following, involving the Company or any of its Subsidiaries: (A) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction relating to the Company or a significant Subsidiary of the Company; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any substantial portion of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions; (C) any purchase of or tender offer or exchange offer for or other acquisition of 20% percent or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (D) any agreement to engage in any of the foregoing; provided, however, that the transfer of certain assets of the Company and its Systems Medicine LLC subsidiary into an entity to be owned in part by the Company for the purpose of spinning off genomic and preclinical research capabilities into a new company shall not be deemed to be a Take-Over Bid under this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a) as may be updated from time to time by the Company. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’

rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance of the Warrants and the issuance and sale of the Warrant Shares on exercise of the Warrant and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to the Trading Market and the relevant Nasdaq Market for the listing of the Warrant Shares for trading thereon in the time and manner required thereby and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Warrant Shares; Registration. The Warrant and the Warrant Shares are duly authorized and, with respect to the Warrant Shares, when issued and paid for in accordance with the Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on April 23, 2008 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, has filed or proposes to file the Prospectus Supplement along with the underlying Prospectus, with the SEC pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each Closing Date, the Registration

Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Capitalization. As of the date of this Agreement, the capitalization of the Company is as set forth on Schedule 3.1(g). Except as disclosed in SEC Reports (as defined below), the Company has not issued any capital stock since its periodic report under the Exchange Act filed most recently before the date of this Agreement, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and equity incentive plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act (or the issuance of Common Stock Equivalents which was disclosed in an SEC Report between the date of such periodic report and the date of this Agreement). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g) and a result of the issuance of the Warrant, as of the date of this Agreement there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance of the Warrant and the issuance and sale of the Warrant Shares on exercise of the Warrant will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance of the Warrant and the issuance and sale of the Warrant Shares on exercise of the Warrant. As of the date of this Agreement, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) other than quarterly dividends on the Company’s outstanding preferred stock, the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Except as disclosed in the SEC Reports, the Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Warrant Shares contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j) Litigation. Other than as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Warrant Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. With the exception of the Company’s employees in Bresso, Italy, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) as disclosed in the SEC Reports, (ii) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (iii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate exercise price of the Warrant. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of each Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s) Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment of the exercise price for the Warrant Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(u) Registration Rights. Except as disclosed in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(v) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from the Trading Market or the Nasdaq Market on which the Common Stock is currently traded to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market or the Nasdaq Global Market.

(w) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Warrant Shares and the Purchaser’s ownership of the Warrant and Warrant Shares.

(x) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the

Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Purchaser is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Warrant and the Warrant Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of the Trading Market or the Nasdaq Market on which any of the securities of the Company are listed or designated.

(z) Indebtedness. The SEC Reports set forth as of the date thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(bb) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(cc) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(cc) of the Disclosure Schedule. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(dd) Acknowledgment Regarding Purchaser’s Purchase of Warrant Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Warrant Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee) Acknowledgement Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(e) and 4.12 hereof), it is understood and acknowledged by the Company (i) that the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Warrant Shares for any specified term; (ii) that past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) the Purchaser may engage in hedging activities at various times during the period that the Warrant Shares are outstanding, and (b) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ff) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Warrant Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Warrant Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Warrant and the Warrant Shares.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser is acquiring the Warrant and the Warrant Shares as principal for its own account and not with a view to or for distributing or reselling such Warrant or Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any portion of the Warrant or any of the Warrant Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Warrant or Warrant Shares (this representation and warranty not limiting the Purchaser’s right to sell the Warrant Shares immediately pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. The Purchaser is acquiring the Warrant and Warrant Shares hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Warrant it was, and at the date hereof it is, and on each date on which it exercises the Warrant, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser further represents and warrants that it is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant and the Warrant Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Warrant and the Warrant Shares and, at the present time, is able to afford a complete loss of such investment.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Furnishing of Information. Until one year from the last Closing Date under this Agreement, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. Until one year from each Closing Date, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Warrant Shares under Rule 144. The Company further covenants that it will take such further action as the Purchaser may reasonably request, to the extent required from time to time to enable the Purchaser to sell such Warrant Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Warrant or the Warrant Shares for purposes of the rules and regulations of the Trading Market or Nasdaq Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3 Securities Laws Disclosure; Publicity.

(a) The Company shall, by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and filing the Transaction Documents as exhibits thereto. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency, Trading Market or Nasdaq Global Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market or Nasdaq Global Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (ii).

(b) During each period commencing on a Closing Date until the commencement of a new Pricing Period, the Company shall not make any public announcement or communication or press release in relation to its business or its forecasts (other than a Prospectus Supplement) that could, in its reasonable opinion, have a material effect on the Company’s share price, unless (i) such announcement, communication or release is (in the good faith judgment of the Company’s Board of Directors and after consultation with counsel) required by applicable law or regulation or (ii) the Purchaser has reviewed and consented to such announcement, communication or press release. The Purchaser shall be notified in writing prior to the issuance of any such press release and shall have the right to immediately settle and close any pending Pricing Periods after receipt of such notice and thereafter suspend the commencement of the next Pricing Period for up to 3 Trading Days (in the Purchaser’s discretion) following the public release of the announcement. Upon any such suspension, the Company shall file a Prospectus Supplement disclosing the suspension of the Pricing Period and the commencement of the next Pricing Period.

4.4 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Warrant Shares under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6 Indemnification of Purchaser. Subject to the provisions of this Section 4.6, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such shareholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.7 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on the Trading Market and Nasdaq Market, and as soon as reasonably practicable following the Closing (but not later than the Closing Date) to list all of the Warrant Shares on the Trading Market and Nasdaq Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will include in such application all of the Warrant Shares, and will take such other action as is necessary to cause all of the Warrant Shares to be listed on such other trading market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on the Trading Market and the Nasdaq Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market and the Nasdaq Market.

4.8 Prospectus Supplements and Amendments.

(a) The Company shall notify the Purchaser promptly following the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus, not including an amendment or supplement solely by virtue of incorporation by reference, has been filed. Promptly upon notifying the Purchaser of a change to the Maximum Warrant Exercise Amount or the Minimum Price, the Company shall file a Prospectus Supplement prior to the next Pricing Period. The Company shall prepare and file with the Commission, promptly upon the Purchaser’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Purchaser’s reasonable opinion, may be necessary or advisable in connection with the offering of the Warrant and the Warrant Shares. The Company shall file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The Company shall cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the prescribed time period.

(b) The Company shall promptly advise the Purchaser of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information with respect thereto or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement by the Commission and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, use its best efforts to obtain the lifting or removal of such order as soon as possible. The Company shall promptly advise the Purchaser of any proposal to amend or supplement (including through a free writing prospectus) the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference. During any periods that the Registration Statement and Prospectus are not effective or available for use, all Pricing Periods shall be suspended until such time that the Registration Statement and Prospectus are available for use and any pending Pricing Periods shall settle on the Trading Day immediately following such date of suspension or unavailability. Following any suspension or unavailability of the Registration Statement or Prospectus, the Company shall file a Prospectus Supplement disclosing the date Closings hereunder commence.

4.9 Subsequent Equity Sales.

(a) From the date of any Commencement Notice until 10 days after the last Closing Date under such Commencement Notice, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents.

(b) Notwithstanding the foregoing, this Section 4.9 shall not apply in respect of an Exempt Issuance.

4.10 Italian Sales. The Company shall furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale by the Purchaser under the securities laws of Italy and to maintain such qualifications in effect so long as required for the distribution of the New Common Shares; provided, however, that nothing in this Section 4.10 shall obligate the Company to file a listing prospectus or make any other filing with CONSOB unless requested by CONSOB. The Company shall promptly advise the Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Common Shares for sale in Italy or the initiation or threatening of any proceeding for such purpose. The Company shall engage and maintain, at its expense, a registrar and transfer agent in Italy for the Common Stock.

4.11 Market Manipulation. The Company shall not (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Warrant Shares, (ii) sell, bid for, purchase or pay any person (other than as contemplated by the provisions of this Agreement) any compensation for soliciting purchases of the Warrant Shares, or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company other than as contemplated by the provisions of this Agreement.

4.12 Undertakings. The Company shall comply with all of the provisions of any undertakings in the Registration Statement. The Company shall comply with all applicable laws in connection with the transactions contemplated by this Agreement.

4.13 Registration Statement Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Purchaser, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Warrant Shares as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, any Prospectus Supplement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein. The Company shall notify the Purchaser promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Purchaser. The Purchaser shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, Prospectus Supplement or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Purchaser to the Company specifically for inclusion in such Registration Statement, such Prospectus or such Prospectus Supplement. In no event shall the liability of the Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the Warrant Shares giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 4.13(a) or 4.13(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.13(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.13(d), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Purchaser from the sale of the Warrant Shares subject to the Proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Purchaser by written notice to the Company if the first Closing has not been consummated on or before August 31, 2008; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party. Additionally, this Agreement shall terminate, unless waived by the Purchaser, immediately upon the occurrence of any of the following events:

(a) any amount due and payable by the Company in connection with the Agreement is not paid when due;

(b) the Company is in material breach of any of obligations under this Agreement;

(c) any representation or warranty made by the Company in this Agreement is untrue in any material respect;

(d) an “event of default” (including any event that would permit the holder of any indebtedness to accelerate the maturity thereof) occurs under indebtedness for borrowed money of the Company;

(e) any consent or authorization required in order to enable the Company to perform its obligations under this Agreement becomes invalid or is not obtained;

(f) a material change occurs in the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and the Subsidiaries taken as a whole which materially and adversely affects the Company’s ability to perform its obligations under this Agreement;

(g) the Company or any Subsidiary, pursuant to or within the meaning of Title 11 of the United States Code or any similar law of any jurisdiction for the relief of debtors (each, a “Bankruptcy Law”) (1) commences a voluntary case in bankruptcy or any other action or proceeding for any other similar relief under any Bankruptcy Law, (2) consents by answer or otherwise to the commencement against it of an involuntary case of bankruptcy, (3) seeks or consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official (collectively, a “Custodian”) of it or for all or substantially all of its assets, (4) makes a general assignment for the benefit of its creditors, or (5) generally is unable to pay its debts as its debts become due; or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against the Company in an involuntary case of bankruptcy against the Company, (2) appoints a Custodian of the Company for all or substantially all of its assets, or (3) orders the liquidation of the Company, and the order remains unstayed and in effect for 45 days, or any dismissal, stay rescission or termination thereof ceases to remain in effect;

(h) the Common Stock is de-listed from the Trading Market or the Nasdaq Market; provided, however, that in the event the Common Stock is transferred from one Nasdaq Market to another Nasdaq Market (including to a successor of any Nasdaq Market), such event shall not be considered a delisting from the Nasdaq Market;

(i) the Registration Statement ceases to be effective or the Purchaser is for any other reason unable to immediately resell the Warrant Shares in the Trading Market or the Nasdaq Market without any restrictions.

5.2 Fees and Expenses. At the first Closing, the Company has agreed to reimburse Purchaser its legal fees and expenses, $20,000 of which has been paid prior to the first Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes, regulatory fees and expenses and other taxes and duties levied in connection with the delivery of the Warrant and Warrant Shares to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any or all of the Warrant, provided such transferee agrees in writing to be bound, with respect to the portion of the Warrant so transferred, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries/ No Fiduciary Duty. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.7. The Company acknowledges and agrees that in connection with this Agreement or any other services the Purchaser may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Purchaser: (i) no fiduciary or agency relationship between the Company and any Affiliate of the Company, on the one hand, and the Purchaser, on the other, exists; (ii) the Purchaser is not acting as an expert advisor to the Company, and the relationship between the Company, on the one hand, and the Purchaser, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Purchaser may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Purchaser and its Affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Purchaser with respect to any breach of fiduciary duty in connection with this Agreement.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive each Closing and the delivery of the Warrant and Warrant Shares.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of an exercise of the Warrant, the Purchaser shall be required to return any shares of Common Stock delivered in connection with any such rescinded exercise notice.

5.14 Replacement of Warrant or Warrant Shares. If the Warrant or any certificate or instrument evidencing any Warrant Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new Warrant, certificate or instrument as the case may be, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new Warrant, certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Warrant or Warrant Shares.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person so entitled under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.20 Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CELL THERAPEUTICS, INC.		Address for Notice:

By:	/s/ James A. Bianco	501 Elliot Avenue West, Suite 400
Name:	Dr. James A. Bianco	Seattle, Washington 98119
Title:	Chief Executive Officer	Facsimile: (206) 272-4302
Attention:
With a copy to (which shall not constitute notice):

Heller Ehrman LLP
333 Bush Street
San Francisco, CA 94104
Facsimile: (415) 772-6268
Attention: Karen Dempsey, Esq.

MIDSUMMER INVESTMENT, LTD.		Address for Notice:

By:	/s/ Scott Kaufman	295 Madison Avenue, 38th Floor
Name:	Scott Kaufman	New York, NY 10017
Title:	Managing Director Midsummer Capital, LLC as investment advisor to Midsummer Investment, Ltd.	Facsimile:	(212) 624-5040
		Attention:	Scott Kaufman

With a copy to (which shall not constitute notice):

Feldman Weinstein & Smith LLP
420 Lexington Ave., Suite 2620
New York, NY 10170
Facsimile:	(212) 401-4741
Attention:	Robert Charron, Esq.

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Example Closing:

In connection with the execution of the Purchase Agreement, the Company sends a Commencement Notice specifying that August 4, 2008 shall be the first Closing Date. Accordingly the Pricing Period is comprised of July 30 and 31 and August 1 (and the commencement of the next Pricing Period is August 4, or the Closing Date). Market activity for the Common Stock during the Pricing Period was as follows:

July 30: VWAP is $1.50 (as converted from EUR to USD) and the Trading Volume is 1,300,000

July 31: VWAP is $1.80 (as converted from EUR to USD) and the Trading Volume is 1,500,000

August 1: VWAP is $1.60 (as converted from EUR to USD) and the Trading Volume is 1,200,000

In the Commencement Notice, the Company notified the Purchasers in writing that the Minimum Price is $1.30 and the Maximum Warrant Exercise Amount is 200,000 shares per Trading Day. The calculation of Warrant Shares purchased would be determined as follows:

July 30: The Per Share Purchase Price is 85% of $1.50 or $1.275. Accordingly, the Daily Warrant Exercise Price Allocation is zero and the Daily Warrant Exercise Share Allocation is zero.

July 31: The Per Share Purchase Price is 85% of $1.80 or $1.53. The Daily Warrant Exercise Amount is 225,000. Accordingly, because the Daily Warrant Exercise Share Allocation exceeds the Maximum Warrant Exercise Amount, the Daily Warrant Exercise Share Allocation is reduced to 200,000 at $1.53 per share, or $306,000 in the aggregate.

August 1: The Per Share Purchase Price is 85% of $1.60 or $1.36. The Daily Warrant Exercise Share Amount is 180,000. The Minimum Price is met and the Maximum Share Amount is not exceeded. Accordingly, the Daily Warrant Exercise Share Allocation is 180,000 Shares and the Daily Warrant Exercise Price Allocation is $244,800.

Summary: The number of the Warrant Shares purchased on the Closing Date for such Pricing Period equals the sum of the Daily Warrant Exercise Share Allocation for each Trading Day during the Pricing Period and the aggregate exercise price for such Warrant Shares equals the sum of the Daily Warrant Exercise Price Allocation for the Pricing Period, as follows:

July 30 – Daily Warrant Exercise Share Allocation of 0 shares; Daily Warrant Exercise Price Allocation of $0;

July 31 – Daily Warrant Exercise Share Allocation of 200,000 shares Daily Warrant Exercise Price Allocation of $306,000; and

August 1 – Daily Warrant Exercise Share Allocation of 180,000 shares; Daily Warrant Exercise Price Allocation of $244,800.

Accordingly, the Company shall be obligated to sell and the Purchaser shall be required to purchase 380,000 shares (0+200,000+180,000) for a total exercise price of $550,800 ($0+$306,000+$244,800) on August 4.

If on August 1 trading of the Common Stock on the Trading Market is suspended for more than 3 hours, such day shall be dropped from the calculation reducing the number of Warrant Shares purchased by 180,000 and the total exercise price by $244,800.

CELL THERAPEUTICS, INC.

Commencement Notice

Midsummer Investment, Ltd.

Attention:

Dear Sir:

We are hereby issuing a Commencement Notice under that certain Securities Purchase Agreement, dated July 29, 2008, between Cell Therapeutics, Inc. and Midsummer Investment, Ltd. (the “Agreement”). Terms used but not defined herein shall have the meanings given to them in the Agreement.

We hereby notify you that, in accordance with the terms of the Agreement, we wish Midsummer Investment, Ltd. to exercise the Warrant to purchase Warrant Shares under the terms contemplated in the Agreement.

The first Pricing Period shall commence on                     , and the first Closing Date (assuming compliance with all terms of the Agreement) shall be                     , the third Trading Day following the first day of the Pricing Period. The Warrant shall continue to be exercised pursuant to the closing procedures set forth in Section 2.1 of the Agreement until such time as the Agreement is terminated or suspended by either party, including through delivery by us of a Suspension Notice under the Agreement.

The Minimum Price shall be $             and the Maximum Warrant Exercise Amount shall be                      shares per Trading Day.

Very truly yours,

CELL THERAPEUTICS INC.

By:
Name:	Louis A. Bianco
Title:	Executive Vice President, Finance and Administration

CELL THERAPEUTICS, INC.

Suspension Notice

Midsummer Investment, Ltd.

Attention:

Dear Sir:

We are hereby issuing a Suspension Notice under that certain Securities Purchase Agreement, dated July 29, 2008, between Cell Therapeutics, Inc. and Midsummer Investment, Ltd. (the “Agreement”). Terms used but not defined herein shall have the meanings given to them in the Agreement.

We hereby notify you that, in accordance with the terms of the Agreement, we are hereby suspending the exercise of the Warrant to purchase Warrant Shares under the terms contemplated in the Agreement.

Pursuant to Section 2.1(e), the last Closing Date on which the Warrant may be exercised prior to the suspension of the Warrant shall be                     . No further exercise of the Warrant shall be made unless and until we issue a subsequent Commencement Notice under the Agreement.

Very truly yours,

CELL THERAPEUTICS INC.

By:
Name:	Louis A. Bianco
Title:	Executive Vice President, Finance and Administration